Exhibit 99.1
Quantum Appoints James C. Clancy as Chief Operating Officer
Data management veteran joins Quantum to help enhance organizational performance, drive customer success, and accelerate the next phase of growth

CENTENNIAL, Colo., September 28, 2026 — Quantum Corporation (Nasdaq: QMCO) today announced the appointment of James C. Clancy to the position of Chief Operating Officer. In this role, Clancy will guide the Company’s execution of its operational and strategic objectives, with the goal of strengthening organizational performance, supporting revenue growth and customer success, and advancing Quantum’s ongoing transformation initiatives. Clancy is joining Quantum at a critical juncture for the business, as the Company looks to build on its performance momentum by scaling its ability to provide storage solutions that enable customers to ensure the right data is in the right place at the right cost.

“Jim has developed a deep understanding of our business and our customers through his work on the Board of Directors over the last year,” said Hugues Meyrath, President and Chief Executive Officer of Quantum. “Given the opportunities we see ahead, the Board and I felt that it was the right time to leverage Jim’s expertise in a more integrated way. Throughout Jim’s career, he has consistently built high-performing organizations, driven operational excellence, and delivered growth at scale. As we continue working toward increasing long-term value generation, Jim’s leadership will help strengthen operational execution, drive expanded market opportunities, and enhance the service we deliver to customers and partners worldwide.”

Clancy is an accomplished technology executive with extensive expertise in global data protection, cyber recovery, enterprise storage, and go-to-market leadership. Throughout his career, Clancy has held leadership roles across some of the industry’s most recognized companies. Most notably, as President of Global Storage Sales at Dell, he drove significant global sales growth worldwide. As Senior Vice President of Global Sales for Dell EMC’s Data Protection Solutions, he enhanced sales and data efficiency for the industry market leader. Clancy also served as Senior Vice President at Dell Technologies, where he provided strategic leadership to improve customer relationships, streamline operations, and drive profitable revenue growth. Earlier roles also include Divisional Vice President of Americas for EMC’s Backup Recovery Systems Division and Specialty Sales Management at EMC Corporation (now Dell EMC, DPS). Clancy has also served as a business advisor to HYCU, Black Kite, Index Engines, and Nexus Advisory Partners.

“Since joining the Quantum Board last year, I’ve had the opportunity to work closely with Hugues and the leadership team and to see firsthand the strength of the Company's technology, people, customer relationships, and market position,” said Clancy. “Organizations around the world are facing unprecedented growth in data and increasing pressure to manage that data more efficiently, securely, and cost-effectively. Quantum is uniquely positioned to help customers meet those challenges. I am excited to take on this new role to strengthen execution, accelerate growth, enhance the customer experience, and create long-term value for our customers, partners, employees, and shareholders.”

Clancy earned a Bachelor of Business Administration and General Management from the University of Massachusetts Dartmouth. In conjunction with Clancy accepting the Chief Operating Officer role, he voluntarily resigned from his position as a member of the Quantum Board and its committees.

About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. For more information, visit www.quantum.com.
Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.
Forward-Looking Statements
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements about the anticipated benefits of Quantum’s appointment of Mr. Clancy as Chief Operating Officer as well as our strategic priorities, positioning, business prospects, momentum, changes and trends in our business, and the markets in which we operate.
These forward-looking statements may be identified by the use of terms and phrases such as "anticipates", "believes", "can", "could", "estimates", "expects", "forecasts", "intends", "may", "plans", "projects", "targets", "will", and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements.
Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks, and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.
Such risks and uncertainties include, without limitation, the following: the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; and other risks described herein and in our filings with the SEC, including under “Risk Factors” in our Annual Report on Form 10-K and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.